Participant-Directed DC Plan
                                      Committee Administrator



                       EAGLE TRUST COMPANY

                         TRUST AGREEMENT


     THIS AGREEMENT OF TRUST (the "Agreement") made as of this 1st day of March 1995 by and between IMO Industries Inc., a New Jersey State corporation, (the "Employer") and EAGLE TRUST COMPANY, a trust company incorporated under Chapter 10 of the Pennsylvania Banking Code, (the "Trustee"),

                      W I T N E S S E T H :

     WHEREAS, the Employer has adopted and is maintaining the IMO Industries Inc. Employee Stock Savings Plan (the "Plan") for the exclusive benefit of its Employees; and

     WHEREAS, the Employer and the Trustee deem it necessary and desirable to enter into a written agreement of trust for the investment of plan assets in funds ("Funds");

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree and declare as follows:



                            ARTICLE 1
                   ESTABLISHMENT OF THE TRUST

     Section 1.1 The Employer and the Trustee hereby agree to the establishment of a trust consisting of such sums as shall from time to time be paid to the Trustee under the Plan for investment in Funds and such earnings, income and appreciation as may accrue thereon (the "Trust").

     Section 1.2 The Trust shall be held, invested, reinvested and administered by the Trustee in accordance with the terms of the Plan and this Agreement solely in the interest of Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Except as provided in Section 4.2, no assets of the Plan shall inure to the benefit of the Employer.

     Section 1.3 The Trustee shall pay benefits and expenses from the Trust only upon the written direction of the fiduciary named in the plan as having the authority to control and manage the administration of the Plan (the "Committee"). The Trustee shall be fully entitled to rely on such directions furnished by the Committee, and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Plan.

Section 1.4The Trustee shall carry out the duties and responsibilities herein specified, but shall be under no duty to determine whether the amount of any contribution by the Employer or any Participant is in accordance with the terms of the Plan nor shall the Trustee be responsible for the collection of any contributions under the Plan.

                           ARTICLE II
                     INVESTMENT OF THE FUND

     Section 2.1 The Employer shall have the exclusive authority and discretion to select Funds available for investment under the Plan. In making such selection, the Employer shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The available investments under the Plan shall be sufficiently diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The selection of Funds currently available for investment under the Plan is attached as Exhibit A. The Employer hereby agrees that it shall give the Trustee at least 30 days written notice (which notice may, however, be waived by the Trustee) primor to adding any new Fund to the list.

     Section 2.2 Each Participant shall have the exclusive right, in accordance with the provisions of the Plan, to direct the investment by the Trustee of all amounts allocated to the separate accounts of the Participant under the Plan among any one or more of the available Funds. All investment directions by Participants shall be timely furnished to the Trustee by the Committee, except to the extent such directions are transmitted telephonically or otherwise by Participants directly to the Trustee or its delegate in accordance with rules and procedures established and approved by the Committee and communicated to the Trustee. In making any investment of the assets of the Trust, the Trustee shall be fully entitled to rely on such directions furnished to it by the Committee or by Participants in accordance with the Committee's approved rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto.

     Section 2.3 If the Trustee receives any contribution under the Plan that is not accompanied by instructions directing its investment, the Trustee shall immediately notify the Committee of this fact, and the Trustee may, in its discretion, hold or return all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions. Otherwise, it is specifically intended under the Plan and this Agreement that the Trustee shall have no discretionary authority to determine the investment of the assets of the Trust.

     Section 2.4   Subject to the provisions of Sections 2.1,
2.2 and 2.3, the Trustee shall have the authority, in addition to any authority given by law, to exercise the following powers in the administration of the Trust:
     (a) to invest and reinvest all or a part of the Trust in accordance with Participants' investment directions in any available Fund selected by the Employer without restriction to investments authorized for fiduciaries.
     (b) to dispose of all or any part of the investments or securities which may from time to time, or at any time, constitute the Trust in accordance with the investment directions by Participants furnished to it pursuant to Section 2.2 or the written directions by the Committee furnished to it pursuant to Section 1.3, and to make, execute and deliver to the purchasers good and sufficient deeds of conveyance, and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership free and discharged of all trusts and without liability on the part of such purchasers to see to the application of the purchase money;
     (c) to hold cash uninvested to the extent necessary to pay benefits or expenses of the Plan;
     (d) to cause any investment of the Trust to be registered in the name of the Trustee or the name of its nominee or nominees or to retain such investment unregistered or in a form permitting transfer by delivery; provided that the books and records of the Trustee shall at all times show that all such investments are part of the Trust;
     (e) to deliver or cause to be delivered proxy materials to the Committee or the Investment Manager pursuant to whose direction such funds were acquired or, for the IMO Company Stock Fund, to the participants;
     (f) upon the written direction of the Committee, to apply for, purchase, hold or transfer any life insurance, retirement income, endowment or annuity contract;
     (g) to consult and employ any suitable agent, including an affiliate of the Trustee, to act on behalf of the Trustee and to contract for legal, accounting, clerical and other services deemed necessary by the Trustee to manage and administer the Trust according to the terms of the Plan and this Agreement. (h)upon the written direction of the Committee, to make loans from the Trust to Participants in amounts and on terms approved by the Committee in accordance with the provisions of the Plan; provided that the Committee shall have the sole responsibility for computing and collecting all loan repayments required to be made under the Plan and for furnishing the Trustee with copies of all promissory notes evidencing such loans; and
     (i) to pay from the Trust all taxes imposed or levied with respect to the Trust or any part thereof under existing or future laws, and to contest the validity or amount of any tax, assessment, claim or demand respecting the Trust or any part thereof.

     Section 2.5 Except as may be authorized by regulations promulgated by the Secretary of Labor, the Trustee shall not maintain the indicia of ownership in any assets of the Trust outside of the jurisdiction of the district courts of the United States.

                           ARTICLE III
                   DUTIES AND RESPONSIBILITIES

     Section 3.1 The Trustee, the Employer and the Committee shall each discharge their assigned duties and responsibilities under this Agreement and the Plan solely in the interest of Participants and their Beneficiaries in the following manner:
      (a) for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan;
      (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;
      (c) by diversifying the available investments under the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and
       (d) in accordance with the provisions of the Plan and this Trust Agreement insofar as they are consistent with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     Section 3.2 The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Employer and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Employer or the Committee.
A Participant may examine only those individual account records pertaining directly to him.

     Section 3.3 Within 120 days after the end of each Plan Year or within 120 days after its removal or resignation, the Trustee shall file with the Committee a written account of the administration of the Trust showing all transactions effected by the Trustee subsequent to the period covered by the last preceding account to the end of such Plan Year or date of removal or resignation and all property held at its fair market value at the end of the accounting period. Upon approval of such accounting by the Committee, neither the Employer nor the Committee shall be entitled to any further accounting by the Trustee. The Committee may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting within 90 days from the date on which the accounting is delivered to the Committee.

     Section 3.4   The Trustee shall furnish the Committee
with statements not less frequently than Quarterly reflecting the current fair market value of the Trust Account.

     Section 3.5 The Trustee shall not be required to determine the facts concerning the eligibility of any Participant to participate in the Plan, the amount of benefits payable to any Participant or Beneficiary under the Plan, or the date or method of payment or disbursement. The Trustee shall be fully entitled to rely solely upon the written advice and directions of the Committee as to any such question of fact.

     Section 3.6 Unless resulting from the Trustee's negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Agreement or the Employee Retirement Income Security Act of 1974, as amended, the Employer shall indemnify and save harmless the Trustee from, against, for and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees and other costs and expenses incident to any suit, action, investigation, claim or proceedings suffered, sustained, incurred or required to be paid by the Trustee in connection with the Plan or this Agreement.

     Section 3.7 The Trustee acknowledges its status as a "fiduciary" of the Plan within the meaning of ERISA, as amended, and agrees to maintain insurance covering its fiduciary responsibilities. The Trustee shall provide the Employer evidence of such insurance upon request.

                           ARTICLE IV
                    PROHIBITION OF DIVERSION

     Section 4.1 Except as provided in Section 4.2 of this Article, at no time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries under the Plan shall any part of the corpus or income of the Trust be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or for defraying reasonable expenses of administering the Plan.

     Section 4.2   The provisions of Section 4.1
notwithstanding, contributions made by the Employer under the Plan shall be returned to the Employer under the following conditions:

     (a) If a contribution is made by mistake of fact, such contribution shall be returned to the Employer within one year of the payment of such contribution;
     (b) Contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, it shall be returned to the Employer within one year after the disallowance of the deduction. Contributions which are not deductible in the taxable year in which made but are deductible in subsequent taxable years, shall not be considered to be disallowed for purposes of this subsection; and
      (c) Contributions to the Plan are specifically conditioned on initial and continued qualification of the Plan under the Code. If the Plan is determined to be disqualified, contributions made in respect of any period subsequent to the effective date of such disqualification shall be returned to the Employer within one year after the date of denial of qualification.

                            ARTICLE V
            COMMUNICATION WITH COMMITTEE AND EMPLOYER

     Section 5.1 Whenever the Trustee is permitted or required to act upon the directions or instructions of the Committee, the Trustee shall be entitled to act upon any certification or regular Committee action, signed by the person then acting as Chairman or Secretary of the Committee, or upon any written communication signed by any two or more members of the Committee or any person or agent designated to act on behalf of the Committee. Such person or agent shall be so designated either under the provisions of the Plan or in writing by the Committee, and their authority shall continue until revoked in writing. The current members of the Committee are set forth in Exhibit B.

     The Trustee shall incur no liability for failure to act on such person's or agent's instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith in reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.

     Section 5.2 The Employer shall notify the Trustee in writing as to the appointment, removal or resignation of any member of the Committee. After such notification, the Trustee shall be fully protected in acting upon the directions of, or dealing with, any member of the Committee until it receives notice to the contrary. The Trustee shall have no duty to inquire into the qualifications of any member of the Committee. The members of the Committee, the fiduciary named in the Plan as having the authority to control and manage the administration of the Plan, are set forth in Exhibit B.

                           ARTICLE VI
                TRUSTEE'S COMPENSATION; EXPENSES

     Section 6.1 The Trustee shall be entitled to reasonable compensation for its services as set forth in Exhibit C. If approved by the Committee, the Trustee shall also be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan. Expenses shall be paid out of the Trust unless paid directly by the Employer. Fees shall be paid based upon the attached Schedule.

     Section 6.2 Expenses incurred by the Employer or the Committee, or any other persons designated to act on behalf of the Employer or the Committee, shall be the responsibility of the Employer or other person specified in the Plan. Such expenses, however, may be paid from the Trust Fund upon written direction to the Trustee by the Employer or Committee.

                           ARTICLE VII
               RESIGNATION AND REMOVAL OF TRUSTEE

     Section 7.1   The Trustee may resign at any time by
written notice to the Employer which shall be effective 30 days after delivery, unless prior thereto, a successor
Trustee shall have been appointed.

     Section 7.2 The Trustee may be removed by the Employer at any time upon 30 days written notice to the Trustee; such notice, however, may be waived by the Trustee.

     Section 7.3 The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Employer appointing such successor Trustee, and an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed. Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder. If a successor Trustee shall not have been appointed within 30 days after notice of resignation shall have been given under the provisions of this article, the resigning Trustee or the Employer may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

     Section 7.4 Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Trust to such successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Trust for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the successor Trustee and the Employer who shall be jointly and severally liable therefor.

                          ARTICLE VIII
         AMENDMENT AND TERMINATION OF THE TRUST AND PLAN

     Section 8.1 The Employer may, by delivery to the Trustee of an instrument in writing, amend, terminate or partially terminate this Agreement at any time; provided, however, that no amendment shall increase the duties or liabilities of the Trustee without the Trustee's consent; and, provided further, that no amendment shall divert any part of the Trust to any purpose other than providing benefits to Participants and their Beneficiaries or defraying reasonable expenses of administering the Plan.

     Section 8.2If the Plan is terminated in whole or in part, or if the Employer permanently discontinues its contributions to the Plan, the Trustee shall distribute the Trust or any part thereof in such manner and at such times as the committee shall direct in writing. In the absence of receipt of such written directions within 90 days after the effective date of such termination, the Trustee shall distribute the Trust in accordance with the provisions of the Plan.

                           ARTICLE IX
                    MISCELLANEOUS PROVISIONS

     Section 9.1   Unless the context of this Agreement
clearly indicates otherwise, the terms defined in the Plan shall, when used herein, have the same meaning as in the Plan.

     Section 9.2 Except as otherwise required in the case of any qualified domestic relations order within the meaning of Section 414(p) of the Code, the benefits or proceeds of any allocated or unallocated portion of the assets of the Trust and any interest of any Participant or Beneficiary arising out of or created by the Plan either before or after the Participant's retirement shall not be subject to execution, attachment, garnishment or other legal or judicial process whatsoever by any person, whether creditor or otherwise, claiming against such Participant or Beneficiary. No Participant or Beneficiary shall have the right to alienate, encumber or assign any of the payments or proceeds or any other interest arising out of or created by the Plan and any action purporting to do so shall be void. The provisions of this Section shall apply to all Participants and Beneficiaries, regardless of their citizenship or place of residence.

     Section 9.3Nothing contained in this Agreement or in the Plan shall require the Employer to retain any Employee in its service.

     Section 9.4   Any person dealing with the Trustee may
rely upon a copy of this Agreement and any amendments thereto certified to be true and correct by the Trustee.

     Section 9.5 The Trustee hereby acknowledges receipt of a copy of the Plan. The Employer will cause a copy of any amendment to the Plan to be delivered to the Trustee.

     Section 9.6   The construction, validity and
administration of this Agreement and the Plan shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent that such laws have been specifically superseded by ERISA.












IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                                  [NAME OF EMPLOYER]

/s/ELAINE BANGS                          /s/DONALD F. VOSBURGH
Name                                     Name

Executive Secretary                      Vice President
Title                                    Title

3/1/95                                   3/1/95
Date                                     Date



ATTEST:                                  EAGLE TRUST COMPANY


/s/SUZANNE C. O'BOYLE                    /s/JEANNIE M. DURANTE
Name                                     Name

Trust Officer
Title                                    Title

3/7/95                                   3/7/95
Date                                     Date







                            Exhibit A
            IMO Industries Inc. Employee Savings Plan
                   Current Investment Options
                       as of March 1, 1995


SEI Stable Asset Fund
Merrill Lynch Capital Fund
Transamerica
SEI Equity Income Fund
SEI S&P 500 Index Fund
SEI Small Cap Fund
Scudder International Fund
IMO Company Stock













                            Exhibit B
            IMO Industries Inc. Employee Savings Plan
                   Authorized Representatives
           Plan Administration and Benefits Committee
                       as of March 1, 1995




Donald F. Vosburgh - Chairman               V.P. Human Resources
Name                                        Title



Jill Kovach                                 Mgr of Financial Plan & Ana.
Name                                        Title



David C. Christensen                        Senior V.P. Human Resources
Name                                        Title



Geoffrey M. Dobson                          V.P. Treasurer
Name                                        Title



Name                                       Title



Name                                       Title



Name                                       Title



Name                                       Title



Name                                       Title













                            Exhibit C
            IMO Industries Inc. Employee Savings Plan
                          Fee Schedule
                       as of March 1, 1995


Eagle Trust Company services at $7,500.00 per year, including:

     Plan Trustee


     Complete Plan Level Accounting

          Transaction Processing
          Income Collection and Posting
          Tax Withholding
          Disbursements
          Mutual Fund Processing


     Disbursement

          Lump Sum Checks
          Loan Checks
          Periodic Payments


     Custodial Services


     Comprehensive Trust Reports

          Transaction Activity
          Position Information
          Tax Reporting
          Regulatory Reporting